UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 26, 2009
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51757 (Commission File Number)	16-1731691 (I.R.S. Employer Identification Number)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
          Contribution Agreement
          On February 26, 2009, Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company (“Regency HIG”), a wholly-owned indirect subsidiary of Regency Energy Partners LP (the “Partnership”), together with General Electric Capital Corporation, a Delaware corporation and an affiliate of GE Energy Financial Services (the “GE Investor”), and Alinda Gas Pipeline I, L.P., a Delaware limited partnership (“Alinda Investor 1”), and Alinda Gas Pipeline II, L.P., a Delaware limited partnership (“Alinda Investor 2,” and collectively with Alinda Investor 1, the “Alinda Investors”), which are funds managed by Alinda Capital Partners LLC, an independent private investment firm specializing in investments in infrastructure assets, each entered into a Contribution Agreement (the “Contribution Agreement”) relating to a new joint venture arrangement. The joint venture will be operated through RIGS Haynesville Partnership Co., a general partnership formed under the laws of the State of Delaware (the “Company”).
          The joint venture is being formed to finance the construction and development of the Partnership’s previously announced expansion of the existing natural gas pipeline (“Haynesville Expansion Project”) owned by Regency Intrastate Gas LLC (“RIGS”), an indirect wholly-owned subsidiary of the Partnership. The Haynesville Expansion Project as currently planned consists of the construction of a 28-mile, 36” Bienville Loop, a 23-mile, 36” Elm Grove Pipeline and a 77-mile, 42” Winnsboro Loop. In connection with the Haynesville Expansion Project, the Partnership expects to expand the existing pipeline’s interconnects with the Columbia Gulf, Texas Gas, Trunkline and ANR pipelines and expects to add approximately 14,200 horsepower of compression at the Elm Grove and Haughton Stations. In addition, the Partnership expects to add approximately 1.1 Bcf/d of capacity to the existing pipeline system. The Partnership has secured commitments from shippers for 925 MMcfd, which is more than 84% of the capacity of the Haynesville Expansion Project, and is in negotiations for the remaining capacity. The agreements are for firm transportation capacity under 10-year contract terms.
          Under the terms of the Contribution Agreement, Regency HIG will contribute to the Company all of the ownership interests in RIGS, valued of $400 million, in exchange for a 38% general partnership interest in the Company and a cash payment equal to the total Haynesville Expansion Project capital expenditures paid through the closing date, subject to certain adjustments, including a working capital adjustment. The GE Investor and the Alinda Investors have agreed to contribute $126.5 million and $526.5 million in cash, respectively, in return for a 12% and a 50% general partnership interest in the Company, respectively.
           The closing of the Contribution Agreement is conditioned on (1) the Partnership securing an amendment to its credit agreement to allow for the transactions, (2) the entry into a pipeline construction contract for the Haynesville Expansion Project, (3) the entry into certain firm transportation contracts and compression contracts related to the Haynesville Expansion Project, (4) receipt of certain fairness opinions and (5) certain other customary closing conditions. The Partnership has satisfied most of its closing conditions and expects to close the transactions contemplated by the Contribution Agreement as promptly as practicable following the satisfaction of the closing conditions, but no later than April 30, 2009. Tudor Pickering Holt & Company has acted as the financial advisor to the conflicts committee of the Partnership’s general partner in connection with the transaction.
          Regency HIG has agreed to reimburse the Company for the first $20 million of cost overruns relating to the Haynesville Expansion Project. Regency Gas Services L.P. (“RGS”) has agreed to guarantee the obligations of Regency HIG under the Contribution Agreement. If Regency HIG terminates the Contribution Agreement under certain circumstances and Regency HIG agrees to an alternative transaction relating to the Haynesville Expansion Project within one year of the date of termination of the Contribution Agreement, Regency HIG will pay the Alinda Investors a $6 million break-up fee as well as reimburse them for their expenses.
          Partnership Agreement and Master Services Agreement
          Pursuant to the Contribution Agreement, GE Investor and Alinda Investors have agreed to make certain capital contributions to the Company and to execute an amended and restated general partnership agreement (the “Partnership Agreement”) of the Company upon consummation of the transactions contemplated by the Contribution Agreement, in order to define the rights, obligations and relationship of Regency HIG, the GE Investor and the Alinda Investors (collectively, the “Partners”) with respect to the Company.
          The Partnership Agreement provides that oversight of the business and affairs of the Company will be managed by a management committee consisting of one member appointed by each Partner. Each member will have a vote equal to the sharing ratio of the Partner that appointed such member.
          Pursuant to a master services agreement, an affiliate of Regency HIG and the Partnership will serve as the operator of the Company, and will provide all employees and services necessary for the daily operation and management of the Company’s assets. If an event of default occurs under the master services agreement, a majority of the members of the management committee (excluding the member appointed by Regency HIG) can elect to terminate the master services agreement. In addition, the master services agreement may be terminated at any time if the GE Investor ceases to control the Partnership unless the acquiring entity is an investment grade entity and the acquiring entity (or one of its affiliates) has substantial experience in operating natural gas transportation assets and is generally recognized in the industry as a reasonably prudent operator.
          Under the terms of the Partnership Agreement, the Company will distribute all of its available cash each quarter. The amount of cash generated by the Company available for distribution will be allocated in accordance with each Partner’s sharing ratio.
          Under the terms of the Partnership Agreement, prior to the third anniversary of the Partnership Agreement, no Partner may transfer any of its general partnership units without the consent of the other Partners (other than through certain permitted transfers to affiliates). In addition, each Partner will have a right of first offer with respect to any transfer of general partnership units (other than certain limited transfers permitted under the Partnership Agreement) by any other Partner. Each Partner will have a tag-along right with respect to any transfer of general partnership units that is equal to or greater than 20% of the general partnership units held by the transferring Partner.
          The Partnership Agreement requires that the following actions, among other things, be approved by at least 75% of the members of the management committee: merger or consolidation of the Company, sale of all or substantially all of the assets of the Company, determination to raise additional capital, determining the amount of available cash, causing the Company to terminate the master services agreement, approval of any budget and entry into material contracts.

          AMI Agreement
          At closing, the Partnership will enter into an Area of Mutual Interest Agreement pursuant to which it will agree to offer the Company the first option to acquire or pursue certain natural gas transportation and storage opportunities identified by the Partnership in a defined area of Northern Louisiana prior to the Partnership engaging in such opportunities outside of the Company.
          Credit Agreement Amendment
          RGS is a party to the Fourth Amended and Restated Credit Agreement dated as of August 15, 2006 among RGS, the Partnership, the guarantors party thereto, Wachovia Bank National Association, as administrative agent, and the other agents and lenders party thereto (as amended, the “Credit Agreement”), and on February 26, 2009, RGS, Wachovia Bank, National Association, as administrative agent, and the lenders party thereto entered into Amendment Agreement No. 7 (the “Amendment”) to amend the Credit Agreement. The Amendment will become effective upon the closing of the Contribution Agreement and the satisfaction of certain other conditions precedent.
          Upon its effectiveness, the Amendment, among other things, (a) authorizes the contribution by Regency HIG of its ownership interests in RIGS to the Company and future investments in the Company of up to $135 million in the aggregate, (b) permits distributions by RGS to the Partnership in an amount equal to the outstanding loans, interest and fees under a $45 million revolving credit facility with General Electric Capital Corporation entered into on February 26, 2009, (c) adds an additional financial covenant that limits the ratio of senior secured indebtedness to EBITDA, (d) provides for certain EBITDA adjustments in connection with the Haynesville Expansion Project and (e) increases the applicable margins and commitment fees applicable to the credit facility, as further described below.
          Upon the effectiveness of the Amendment, (a) the alternate base rate used to calculate interest on base rate loans will be calculated based on the greatest to occur of a base rate, a federal funds effective rate plus 0.50% and an adjusted LIBOR rate for a borrowing with a one-month interest period plus 1.50%, (b) the applicable margin that is used in calculating interest shall range from 1.50% to 2.25% for base rate loans and from 2.50% to 3.25% for Eurodollar loans and (c) commitment fees will range from 0.375% to 0.500%.
          The Amendment prohibits RGS or its subsidiaries from allowing the Company to incur or permit to exist any preferred interests or indebtedness for borrowed money of the Company prior to the completion date of the Haynesville Expansion Project. RGS and General Electric Capital Corporation have agreed with the lenders that, after the closing of the Contribution Agreement, they will not permit their representatives on the management committee of the Company to violate such restriction.
          $45 Million Revolving Credit Facility
          On February 26, 2009, the Partnership entered into a $45 million unsecured revolving credit agreement with General Electric Capital Corporation, as administrative agent, the lenders party thereto and the guarantors party thereto (the “Revolving Credit Facility”). The proceeds of the Revolving Credit Facility may be used for expenditures made in connection with the Haynesville Expansion Project prior to the earlier to occur of the effectiveness of the Amendment and April 30, 2009. The commitments under the Revolving Credit Facility will terminate automatically on the earlier to occur of the effectiveness of the Amendment and April 30, 2009, and the Partnership will be required to prepay all outstanding loans upon the effectiveness of the Amendment. The maturity date under the Revolving Credit Facility will be the earlier of the date that is three months after the final maturity date under the Credit Agreement and November 15, 2011.
          Interest will be calculated, at the Partnership’s option, at either (a) the greater of (i) a federal funds effective rate plus 0.50% plus the applicable margin or (ii) an adjusted LIBOR rate for a borrowing with a one-month interest period plus 1.50% plus the applicable margin and (b) an adjusted LIBOR rate plus the applicable margin. The applicable margin that is used in calculating interest shall range from 3.00% to 10.00% for base rate loans and from 4.00% to 11.00% for Eurodollar loans. The Partnership shall pay a commitment fee of 0.75% per annum on the unused portion of the commitments under the Revolving Credit Facility.
          The Partnership is required to comply with the covenants set forth in the Credit Agreement and in the Partnership’s Indenture dated as of December 12, 2006 among the Partnership, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Revolving Credit Facility is guaranteed by the subsidiaries (as defined in the Revolving Credit Facility) of the Partnership (other than RIGS; provided, however, that if the Amendment effective date does not occur by April 30, 2009, RIGS will become a guarantor).
          The description of each of the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, copies of which will be filed with the Securities and Exchange Commission within the applicable time period for such filings.
ITEM 2.03. Creation of a Direct Financial Obligation
          The disclosure relating to the Credit Agreement Amendment and the $45 Million Revolving Credit Facility set forth above in Item 1.01 is incorporated by reference herein.
ITEM 7.01. Regulation FD Disclosure.
          On February 27, 2009, the Partnership issued a press release relating to the transactions contemplated by the Contribution Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
          In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Cautionary Statements
          This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K, as amended, for the year ended December 31, 2007, and our Form 10-Q for the nine month period ended September 30, 2008, each as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.
ITEM 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 27, 2009, announcing Haynesville Shale joint venture.

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGENCY ENERGY PARTNERS LP
(Registrant)

	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: February 27, 2009	By:	/s/ Dan Fleckman Dan Fleckman
Executive Vice President
Chief Legal Officer